EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                 Ownership %   Incorporation
----                                                 -----------   -------------

Public Service Electric and Gas Company ..........       100         New Jersey
PSEG Power LLC ...................................       100         Delaware
PSEG Fossil LLC ..................................       100         Delaware
PSEG Energy Resources & Trade LLC ................       100         Delaware
PSEG Energy Holdings LLC .........................       100         New Jersey
PSEG Resources LLC ...............................       100         New Jersey
PSEG Global Inc. .................................       100         New Jersey

     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.

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